UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 24, 2013

PAN AMERICAN GOLDFIELDS LTD.

(Exact name of Registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 – 570 Granville Street

Vancouver, BC, V6C 3P1

(Address of principal executive offices) (Zip Code)

(604) 681-1163

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2013, pursuant to an Order Setting Meeting Date and Quorum Rule, which the Delaware Court of Chancery entered on March 1, 2013 (the “Order”), Pan American Goldfields Ltd. (the “Company”) held its annual meeting of stockholders on June 17, 2013 (the “Annual Meeting”).  On March 19, 2013, Emilio Alvarez, a stockholder associated with Vortex Capital Ltd. (“Vortex”), subsequently submitted a Stockholder Notice (the “Notice”) of his intention to nominate five individuals (the “Vortex Nominees”) at the Annual Meeting.  Mr. Alvarez and Vortex solicited proxies on behalf of the Vortex Nominees in advance of the Annual Meeting.  At the Annual Meeting, the Company questioned the Notice’s compliance with one of the Company’s Bylaw requirements for stockholder nominations and took the position at the meeting that the Notice did not comply with such Bylaw requirement and that the Vortex Nominees were excluded from consideration at the Annual Meeting.  Vortex disputed the Company’s position and took the position that Mr. Alvarez submitted a valid Notice and asserted the nomination of the Vortex Nominees was valid and sufficient.

Following the Annual Meeting, the Company and Vortex entered into discussions to resolve the dispute and avoid litigation and, as a result, entered into a settlement agreement (the “Settlement Agreement”), which was to become effective following formal approval by the Board of Directors.  Among other things, the Settlement Agreement provides that the following persons, all of whom are Vortex Nominees, shall serve as directors and hold office for the terms designated, (i) Laurent Deydier to hold office until the 2014 Annual Meeting, (ii) Balbir Bindra and William R. Majcher to hold office until the 2015 Annual Meeting, and (iii) Emilio Alvarez and Bruno Le Barber to hold office until the 2016 Annual Meeting.  In addition, pursuant to the terms of the Settlement Agreement, Ricardo Ernesto Marcos Touche has been appointed to hold office until the 2014 Annual Meeting.  Accordingly, there is one vacancy in the class of directors holding office until the 2015 Annual Meeting.  The Settlement Agreement additionally provides for mutual releases by the Company, Vortex, the Vortex Nominees and the departing members of the Board.

Additionally, pursuant to the terms of the Settlement Agreement, Messrs. Neil Maedel, Hernan Celorrio, George Young, Randy Buchamer and Gary Parkison agreed that they were no longer members of the Board of Directors of the Company (the “Board”) and each of Messrs. Maedel, Celorrio, Young, Buchamer and Parkison entered into an option and warrant exchange and share issuance agreement (the “Share Issuance Agreements”), pursuant to which they exchanged warrants issued in connection with Board service for shares of the Company’s common stock.  Pursuant to each of their respective Share Issuance Agreements, Mr. Maedel exchanged warrants to purchase 6,000,000 shares of the Company’s common stock for the issuance of 2,100,000 shares of the Company’s common stock and Messrs. Celorrio, Young, Buchamer and Parkison each exchanged a warrant to purchase 1,000,000 shares of common stock for the issuance of 350,000 shares of the Company’s common stock.  The shares issued in exchange for the warrants, were issued pursuant to Section 3(a)(9) and Section 4(2) of the Securities Act of 1933, as amended.  Mr. Maedel also entered into a consulting agreement with the Company for a consulting fee of $5,000 per month for a term ending December 31, 2013, to provide transition services as requested by the Company.

The terms of the Settlement Agreement, Share Issuance Agreements and Consulting Agreement were approved by the Board on June 24, 2013.

The above description of the Settlement Agreement, Share Issuance Agreements and Consultant Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, copies of which, are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The descriptions of the Share Issuance Agreements in Item 1.01 are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the Settlement Agreement, as it relates to the departing directors and the Vortex Nominees,  in Item 1.01, are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, by and between the Company and the parties thereto, dated as of June 24, 2013.
10.2	Form of Option and Warrant Exchange and Share Issuance Agreement, by and between the Company and the parties thereto, dated as of June 24, 2013.
10.3	Consulting Agreement, by and between the Company and Neil Maedel, dated as of June 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN AMERICAN GOLDFIELDS LTD.

Date: June 26, 2013	By:	/s/ Salil Dhaumya
Salil Dhaumya
Chief Financial Officer